[ING Funds logo]	(e)(1)(i)
October 15, 2007
Todd Modic
Senior Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258
Dear Mr. Modic:
     Pursuant to the Underwriting Agreement dated September 23, 2002, as amended, between ING Mutual Funds and ING Funds Distributor, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Asia-Pacific Real Estate Fund and ING European Real Estate Fund, each a newly established series of ING Mutual Funds (each a “Fund,” together, the “Funds”), effective
October 15, 2007, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to the Amended Schedule A of the Agreement. The Amended Schedule A is attached hereto.
     Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Funds.

Very sincerely,

By: Name:	/s/ Kimberly A. Anderson
Title:
ING Mutual Funds

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC

By:	/s/ Todd Modic
Name:
Title:

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Mutual Funds

AMENDED SCHEDULE A
with respect to the
UNDERWRITING AGREEMENT
between
ING MUTUAL FUNDS
and
ING FUNDS DISTRIBUTOR, LLC
Name of Fund
ING Asia-Pacific Real Estate Fund
ING Disciplined International SmallCap Fund
ING Diversified International Fund
ING Emerging Countries Fund
ING Emerging Markets Fixed Income Fund
ING European Real Estate Fund
ING Foreign Fund
ING Global Bond Fund
ING Global Equity Dividend Fund
ING Global Natural Resources Fund
ING Global Real Estate Fund
ING Global Value Choice Fund
ING Greater China Fund
ING Index Plus International Equity Fund
ING International Capital Appreciation Fund
ING International Equity Dividend Fund
ING International Growth Opportunities Fund
ING International Real Estate Fund
ING International SmallCap Fund
ING International Value Choice Fund
ING International Value Opportunities Fund
ING Russia Fund